                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
                                              QUARTER ENDED      QUARTER ENDED
                                                 OCTOBER 1          OCTOBER 2
                                                    1995               1994
                                                 ---------          ---------
Weighted average number
  of common shares outstanding . . . . . .        102,744            101,354
  Add net shares issuable pursuant
    to employee stock option plans
    less shares assumed repurchased
    at the average market price. . . . . .          3,419              2,701
                                                 --------           --------
Number of shares for computation of
  primary earnings per share . . . . . . .        106,163            104,055
    Add net additional shares issuable
      pursuant to employee stock option
      plans at period-end market price . .              6


    Add additional shares issuable
      assuming conversion of
      subordinated debentures. . . . . . .          8,124              8,130
                                                 --------           --------
Number of shares for computation of
  fully diluted earnings  per share. . . .        114,293            112,185
                                                 --------           --------
                                                 --------           --------

Net income for computation of primary
  earnings per share . . . . . . . . . . .       $ 36,095           $ 29,764
  Add savings on assumed dilutive conversion
    of subordinated debentures net of tax.          1,226              1,136
                                                 --------           --------
Net income for computation of fully diluted
  earnings per share . . . . . . . . . . .       $ 37,321           $ 30,900
                                                 --------           --------
                                                 --------           --------
Net income per share:
  Assuming primary dilution. . . . . . . .           $.34               $.29
                                                     ----               ----
                                                     ----               ----

  Assuming full dilution . . . . . . . . .           $.33               $.28
                                                     ----               ----
                                                     ----               ----


                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE



                                            (IN THOUSANDS EXCEPT PER SHARE DATA)
                                               YEAR-TO-DATE      YEAR-TO-DATE
                                                   ENDED             ENDED
                                                 OCTOBER 1         OCTOBER 2
                                                    1995              1994
                                                 ---------         ---------
Weighted average number
  of common shares outstanding . . . . . .        102,228            101,151
  Add net shares issuable pursuant
    to employee stock option plans
    less shares assumed repurchased
    at the average market price. . . . . .          3,026              3,214
                                                 --------           --------
Number of shares for computation of
  primary earnings per share . . . . . . .        105,254            104,365
  Add net additional shares issuable
    pursuant to employee stock option
    plans at period-end market price . . .             65
  Add additional shares issuable
    assuming conversion of
    subordinated debentures. . . . . . . .          8,124              8,130
                                                 --------           --------
Number of shares for computation of
  fully diluted earnings per share . . . .        113,443            112,495
                                                 --------           --------
                                                 --------           --------

Net income for computation of primary
  earnings per share . . . . . . . . . . .       $ 91,997           $ 75,598
  Add savings on assumed dilutive
  conversion of subordinated debentures
  net of tax . . . . . . . . . . . . . . .          3,708              3,408
                                                 --------           --------
Net income for computation of fully
  diluted earnings per share . . . . . . .       $ 95,705           $ 79,006
                                                 --------           --------
                                                 --------           --------
Net income per share:
  Assuming primary dilution. . . . . . . .           $.87               $.72
                                                     ----               ----
                                                     ----               ----

  Assuming full dilution . . . . . . . . .           $.84               $.70
                                                     ----               ----
                                                     ----               ----


                                     - 104 -